UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 3, 2013

NAPCO SECURITY TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-10004	11-2277818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bayview Avenue, Amityville, New York 11701
(Address of principal executive offices)

Registrant's telephone number, including area code (631) 842-9400

(Former name and former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
(a)

On June 3, 2013, Napco Security Technologies, Inc. (the “Company”) was informed by its independent registered public accounting firm, Holtz Rubenstein Reminick LLP (“HRR”) that it has combined its practice (the “Merger”) with Baker Tilly Virchow Krause, LLP (“Baker Tilly”) effective as of June 1, 2013. As a result of the Merger, HRR effectively resigned as the Company’s independent registered public accounting firm and Baker Tilly, as the successor to HRR following the Merger, became the Company’s independent registered public accounting firm. The engagement of Baker Tilly was approved by the Audit Committee of the Company’s Board of Directors on June 3, 2013.

The principal accountant’s reports of HRR on the financial statements of the Company as of and for the years ended June 30, 2012 and June 30, 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended June 30, 2012 and June 30, 2011 and through the effective date of the Merger, there were no disagreements with HRR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to HRR’s satisfaction would have caused HRR to make reference thereto in connection with its reports on the financial statements for such years. During the years ended June 30, 2012 and June 30, 2011 and through June 1, 2013, there were no reportable events of the types described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Baker Tilly (as successor by merger of HRR) with a copy of the foregoing disclosure and requested Baker Tilly to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of the letter furnished by Baker Tilly, dated June 3, 2013, is filed as Exhibit 16.01 to this Current Report on Form 8-K.

(b)	The Audit Committee approved the engagement of Baker Tilly as the Company’s independent registered public accounting firm, effective as of June 1, 2013.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

16.01    Letter of Baker Tilly Virchow Krause, LLP dated June 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

NAPCO SECURITY TECHNOLOGIES, INC.
(Registrant)

Date:	June 4, 2013	By:	/s/ Kevin S. Buchel
Kevin S. Buchel
Senior Vice President and Chief Financial Officer